Exhibit 99-a

For Immediate Release

October 25, 2005

BellSouth Reports Third Quarter Earnings

•	Improving Cingular margins contribute to BellSouth results
•	Strong DSL net customer additions
•	$2 billion share repurchase program

ATLANTA – BellSouth Corporation (NYSE: BLS) announced third quarter 2005 earnings per share (EPS) from continuing operations of 44 cents compared to 43 cents in the second quarter of 2005 and 46 cents in the third quarter of 2004. Normalizing items in the third quarter of 2005 consisted of Hurricane Katrina-related costs, wireless merger integration costs, and a gain from the sale of an investment. Normalized EPS from continuing operations was 46 cents, flat compared to the second quarter of 2005 and a 3 cent decline compared to the third quarter of 2004.

“Results for the quarter remained strong despite extraordinary challenges we faced with Hurricane Katrina,” said Duane Ackerman, Chairman and Chief Executive Officer. “Our employees demonstrated tremendous commitment to serve our customers. At the same time, we maintained focus on the key growth areas of our business, delivering solid revenue performance and continued customer growth from broadband and wireless services.”

Normalized Results from Continuing Operations

Normalized results from continuing operations include BellSouth’s 40 percent proportionate share of Cingular’s revenues and expenses. Cingular completed its acquisition of AT&T Wireless on Oct. 26, 2004. Results prior to the acquisition date have not been restated.

For the third quarter of 2005, normalized revenue was $8.49 billion. Normalized revenue for the quarter was down slightly compared to the second quarter of 2005. Billing credits related to Hurricane Katrina reduced normalized revenues by $63 million. Operating income and net income were essentially flat compared to the second quarter of 2005, reflecting continued improvement in the wireless business that offset pressures in wireline services. Year-over-year, third quarter 2005 normalized revenue was up compared to $6.76 billion in the third quarter of 2004. Third quarter normalized net income was $845 million, a $48 million decrease compared to the same quarter of the previous year due to a decline in earnings from the Communications Group and financing costs associated with the acquisition of AT&T Wireless partially offset by higher earnings from Cingular.

Reported Results from Continuing Operations

For the third quarter of 2005, BellSouth’s consolidated reported revenue from continuing operations totaled $5.07 billion, a slight decrease compared to the same quarter of 2004. Income from continuing operations was $817 million compared to $852 million in the same quarter of the previous year. Reported results for the quarter include the financial impacts of two significant events. During the quarter, the Company recognized a $228 million after-tax gain from the sale of its share in Cellcom, a cellular communications operator in Israel. In addition to the negative impact of hurricane-related billing credits, the Company also incurred $200 million of incremental expense and asset impairments, net of taxes, associated with damage from Hurricane Katrina.

On Sept. 6, 2005, BellSouth made an initial estimate of the future cost for network restoration, including capital and expense, of $400 million to $600 million. The company continues with damage assessments as we gain access to all areas. This estimate is subject to many uncertainties, the most significant of which include completion of physical surveys, the government's specific plans for reconstruction of the City of New Orleans and the resulting impact on our network design.

Operating free cash flow (defined as net cash provided by operating activities less capital expenditures) was $1.2 billion for the third quarter of 2005. Capital expenditures for the third quarter of 2005 were $886 million. During the quarter, the Company received $625 million in proceeds from the sale of Cellcom, $949 million in proceeds from loan repayments from Cingular and paid down approximately $700 million in debt. The dividend for the third quarter was 29 cents per share or $1.16 per share annualized. Reflecting management’s confidence in generating operating free cash flow and increasing distributions from Cingular, the Company will allocate a portion of future cash flow for share repurchase. The board of directors authorized the repurchase of up to $2 billion of common stock through the end of 2007.

Communications Group

In the third quarter of 2005, Communications Group revenue was $4.59 billion, a slight decline compared to the same quarter of 2004. Billing credits to customers in the areas hardest-hit by Hurricane Katrina reduced revenue by $44 million. Revenue growth from long distance, DSL and small business services effectively offset revenue declines from residential access line loss and large business services. Third quarter operating margin was 22.3 percent compared to 25.0 percent for the full year of 2004.

The success of BellSouth’s new simplified pricing for BellSouth® FastAccess® DSL drove strong subscriber growth in the third quarter of 2005. During the quarter, BellSouth added 205,000 net DSL customers and now serves nearly 2.7 million customers with broadband DSL service. The company’s gross adds significantly improved, demonstrating continued growth in market demand for broadband services. Sequentially, DSL average revenue per user (ARPU) remained steady at nearly $40. For the third quarter, network data revenue, which includes revenue from DSL services, was $1.17 billion.

BellSouth continued penetrating its customer base with incremental services and now serves approximately 7.0 million mass-market long distance customers. The Company added 222,000 net mass-market long distance customers during the third quarter of 2005 to reach 56 percent penetration of its mass-market customer base. During the third quarter, 66,000 customers added DIRECTV® service to their communications packages, reaching a total of more than 460,000. For convenience and simplicity, customers can combine DSL, long distance, DIRECTV® and Cingular Wireless with the BellSouth Answers® bundle. At quarter-end, BellSouth had 4.9 million BellSouth Answers® residential customers, which is a 42 percent penetration of the company’s retail residential access lines.

As of Sept. 30, 2005, total access lines were 20.4 million, down 354,000 compared to June 30, 2005. The Company estimates approximately 40,000 of this decline is attributable to disconnections associated with Hurricane Katrina. The remaining access line loss was driven by wireless substitution and cable telephony providers in residential markets. Residential retail access lines were down 181,000. In contrast, business retail access lines grew 37,000 lines with positive results in both small and large business segments. UNE-P (Unbundled Network Elements–Platform) access lines resold by BellSouth competitors were down 228,000 compared to June 30, 2005.

Cingular Wireless

In the third quarter, Cingular Wireless delivered balanced results driven by improved margins and progress on merger initiatives, positively impacting BellSouth’s earnings. Cingular had gross additions of 4.4 million and net additions of 867,000 bringing its nationwide customer base to 52.3 million customers at quarter-end. Total churn was 2.3 percent, a 10 basis point sequential increase reflecting seasonal patterns and a relatively high number of contract expirations in the quarter.

Cingular’s reported revenue was $8.7 billion, which is a 6.2 percent increase compared to pro forma revenue in the same quarter a year ago. Credits issued to customers in the areas affected by Hurricane Katrina reduced Cingular’s reported revenue by $31 million.

Cingular’s normalized service margin from operating income before depreciation and amortization (OIBDA) was 31.6 percent, 270 basis points higher than the second quarter of 2005. This increase demonstrates the company’s continued progress on merger integration initiatives. Cingular’s proportion of BellSouth’s operating margin before depreciation and amortization expanded from 21 percent in the fourth quarter of 2004 to 31 percent in the third quarter of 2005. With Cingular representing 41 percent of BellSouth’s normalized revenue and a growing percentage of its profit, continued margin growth at Cingular will have a compounding affect on BellSouth’s profitability.

ARPU was $49.65, a decline of 5.2 percent from pro forma ARPU in the same quarter a year ago. Data service ARPU continued its strong growth reaching $4.33 driven by increasing market demand for text messaging, mobile e-mail, downloadable ringtones, games and photo messaging.

Network integration and UMTS deployment are progressing. GSM migration is moving toward completion with 93 percent of MOUs carried on Cingular’s GSM network. Cingular has now converted 6 million former AT&T Wireless subscribers to new Cingular plans. UMTS deployment is on schedule for 15 to 20 markets before the end of 2005. UMTS will provide simultaneous voice and data and is expected to have the fastest average speeds in the industry.

Advertising & Publishing

In the third quarter of 2005, Advertising & Publishing revenue was $509 million, an increase of 2.2 percent compared to the same quarter of the previous year. Adjusted for hurricane-related revenue credits, revenue growth was 3.6 percent. Growth in this business is driven by rapidly increasing online advertising and other new print services. Operating margins remained strong at 45.8 percent. Segment net income was $146 million, up $5 million compared to the third quarter of 2004.

Normalizing Items

In the third quarter of 2005, the difference between reported (GAAP) EPS from continuing operations and normalized EPS is shown in the following table:

		3Q05	3Q04	2Q05
GAAP Diluted EPS – Income from continuing operations		$0.44	$0.46	$0.43

Hurricane-related expenses:		$0.11	$0.01
Asset impairment	$0.06
Uncollectibles	$0.01
Restoration	$0.04

Wireless merger integration costs		$0.03	$0.01	$0.02
Gain on sale of Cellcom		($0.12)
Debt extinguishment costs				$0.01

Normalized Diluted EPS – Income from continuing operations (1)		$0.46	$0.49	$0.46

(1) 3Q04 does not sum due to rounding

Hurricane-related expenses – Represents third quarter 2005 Hurricane Katrina-related charges of $200 million after-tax and consists of asset impairment charges (based on preliminary damage assessments), incremental labor and material costs related to service restoration and network repairs, and incremental uncollectible expense. These expenses are comprised of charges related to BellSouth's wireline business and its 40 percent share of Cingular Wireless. Third quarter 2004 charges represent incremental labor and material costs in the wireline business due to Hurricanes Charley, Frances, Ivan and Jeanne.

Wireless merger integration costs – Represents BellSouth’s 40 percent share of tax-effected wireless merger integration costs of $240 million incurred during the third quarter of 2005 in connection with the Cingular/ AT&T Wireless merger. Integration costs include one-time cash outlays or specified non-cash charges, including accelerated depreciation directly related to rationalization of the wireless network, sales distribution channels, the workforce, information technology systems and real estate.

Gain on sale of Cellcom – Gain related to sale of Cellcom, a cellular communications operator in Israel.

Debt extinguishment costs – Represents one-time expenses associated with the early extinguishment of $300 million of long-term debt in the second quarter of 2005.

About BellSouth Corporation

BellSouth Corporation is a Fortune 100 communications company headquartered in Atlanta, Georgia. BellSouth has joint control and 40 percent ownership of Cingular Wireless, the nation’s largest wireless voice and data provider with 52.3 million customers.

Backed by award winning customer service, BellSouth offers the most comprehensive and innovative package of voice and data services available in the market. Through BellSouth Answers®, residential and small business customers can bundle their local and long distance service with dial-up and high-speed DSL Internet access, satellite television and Cingular® Wireless service. For businesses, BellSouth provides secure, reliable local and long distance voice and data networking solutions. BellSouth also offers online and directory advertising through BellSouth® RealPages.com® and The Real Yellow Pages®.

BellSouth believes that diversity and fostering an inclusive environment are critical in maintaining a competitive advantage in today's global marketplace. More information about BellSouth can be found at http://www.bellsouth.com.

Further information about BellSouth and Cingular’s third quarter earnings can be accessed at www.bellsouth.com/investor. The press release, financial statements and Investor News summarizing highlights of the quarter are available on the BellSouth Investor Relations website starting today at 8 a.m. Eastern Time (ET).

BellSouth will host a conference call with investors today at 10 a.m. (ET).

Dial-in information for the conference call is as follows:

Domestic: 888-370-1863

International: 706-634-1735

The conference call will also be webcast live beginning at 10 a.m. (ET) on our website at www.bellsouth.com/investor. The webcast will be archived on our website beginning at approximately 1 p.m. (ET) today.

A replay of the call will be available beginning at approximately 1 p.m. (ET) today, through November 1, 2005, and can be accessed by dialing:

Domestic: 800-642-1687 - Conference ID: 4107477

International: 706-645-9291 - Conference ID: 4107477

In addition to historical information, this document may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in markets where we operate or have material investments which would affect demand for our services; (ii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iii) higher than anticipated cash requirements for investments, new business initiatives and acquisitions; (iv) unfavorable regulatory actions; and (v) those factors contained in the Company's periodic reports filed with the SEC. The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

This document may also contain certain non-GAAP financial measures. The most directly comparable GAAP financial measures, and a full reconciliation of non-GAAP to GAAP financial information, are attached hereto and provided on the Company's investor relations website, www.bellsouth.com/investor.

For More Information Contact:

Jeff Battcher, Media Relations at 404-249-2793

BellSouth Investor Relations at 800-241-3419

BellSouth Corporation
Consolidated Statements of Income - Reported Basis (unaudited)
(amounts in millions, except per share data)
Note to Readers: See Normalization Earnings Summary and Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.
						Year-to-Date
	3Q05	3Q04	Growth	2Q05	Growth	2005	2004	Growth

Operating Revenues
Communications group	$4,558	$4,590	-0.7%	$4,598	-0.9%	$13,749	$13,643	0.8%
Advertising and publishing	506	495	2.2%	527	-4.0%	1,521	1,481	2.7%
All other	8	10	-20.0%	17	-52.9%	35	30	16.7%
Total Operating Revenues	5,072	5,095	-0.5%	5,142	-1.4%	15,305	15,154	1.0%
Operating Expenses
Cost of services and products	2,017	1,881	7.2%	1,925	4.8%	5,862	5,468	7.2%
Selling, general & administrative expenses	1,162	905	28.4%	951	22.2%	3,014	2,765	9.0%
Depreciation and amortization	922	908	1.5%	916	0.7%	2,756	2,720	1.3%
Total Operating Expenses	4,101	3,694	11.0%	3,792	8.1%	11,632	10,953	6.2%
Operating Income	971	1,401	-30.7%	1,350	-28.1%	3,673	4,201	-12.6%
Interest Expense	274	220	24.5%	285	-3.9%	850	646	31.6%
Other Income (Expense), net	512	136	276.5%	124	N/M*	612	990	-38.2%
Income from Continuing Operations before Income
Taxes and Discontinued Operations	1,209	1,317	-8.2%	1,189	1.7%	3,435	4,545	-24.4%
Provision for Income Taxes	392	465	-15.7%	394	-0.5%	1,140	1,604	-28.9%
Income from Continuing Operations	817	852	-4.1%	795	2.8%	2,295	2,941	-22.0%
Income (Loss) from Discontinued Operations, net of tax	-	(53)	N/M*	-	N/M*	381	453	-15.9%
Net Income	817	799	2.3%	795	2.8%	2,676	3,394	-21.2%
Diluted:
Weighted Average Common Shares Outstanding	1,836	1,835	0.1%	1,835	0.1%	1,835	1,836	-0.1%
Earnings Per Share:
Income from Continuing Operations	$0.44	$0.46	-4.3%	$0.43	2.3%	$1.25	$1.60	-21.9%
Income from Discontinued Operations	$0.00	($0.03)	N/M*	$0.00	N/M*	$0.21	$0.25	-16.0%
Net Income	$0.44	$0.44	0.0%	$0.43	2.3%	$1.46	$1.85	-21.1%
* - Not meaningful.

Selected Financial and Operating Data

Operating income	$971	$1,401	-30.7%	$1,350	-28.1%	$3,673	$4,201	-12.6%
Operating margin	19.1%	27.5%	-840 bps	26.3%	-720 bps	24.0%	27.7%	-370 bps

Declared dividends per share	$0.29	$0.27	7.4%	$0.29	0.0%	$0.85	$0.79	7.6%
Capital expenditures	$886	$768	15.4%	$829	6.9%	$2,465	$2,134	15.5%

Common shares outstanding	1,831	1,831	0.0%	1,832	-0.1%
Book value per share	$13.28	$11.94	11.2%	$13.10	1.4%

BellSouth Corporation
Consolidated Statements of Income - Normalized Basis (unaudited)
(amounts in millions, except per share data)

Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on pages 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Normalized results exclude discontinued operations from all periods. Certain reclassifications have been made to prior periods to conform to the current presentation.

						Year-to-Date
	3Q05	3Q04	Growth	2Q05	Growth	2005	2004	Growth

Operating Revenues
Communications group	$4,480	$4,538	-1.3%	$4,537	-1.3%	$13,538	$13,543	0.0%
Domestic wireless	3,499	1,716	103.9%	3,443	1.6%	10,234	4,978	105.6%
Advertising and publishing	506	495	2.2%	527	-4.0%	1,521	1,481	2.7%
All other	9	11	-18.2%	16	-43.8%	35	30	16.7%
Total Operating Revenues	8,494	6,760	25.7%	8,523	-0.3%	25,328	20,032	26.4%
Operating Expenses
Cost of services and products	3,250	2,459	32.2%	3,268	-0.6%	9,749	7,141	36.5%
Selling, general, & administrative expenses	2,084	1,510	38.0%	2,097	-0.6%	6,234	4,493	38.7%
Depreciation and amortization	1,501	1,137	32.0%	1,524	-1.5%	4,613	3,396	35.8%
Total Operating Expenses	6,835	5,106	33.9%	6,889	-0.8%	20,596	15,030	37.0%
Operating Income	1,659	1,654	0.3%	1,634	1.5%	4,732	5,002	-5.4%
Interest Expense	374	276	35.5%	392	-4.6%	1,169	816	43.3%
Other Income (Expense), net	38	7	N/M*	58	-34.5%	170	19	N/M*
Income Before Income Taxes	1,323	1,385	-4.5%	1,300	1.8%	3,733	4,205	-11.2%
Provision for Income Taxes	478	492	-2.8%	451	6.0%	1,321	1,486	-11.1%
Net Income	$845	$893	-5.4%	$849	-0.5%	$2,412	$2,719	-11.3%
Diluted:
Weighted Average Common Shares Outstanding	1,836	1,835	0.1%	1,835	0.1%	1,835	1,836	-0.1%
Earnings Per Share	$0.46	$0.49	-6.1%	$0.46	0.0%	$1.31	$1.48	-11.5%
* - Not meaningful.

Selected Financial and Operating Data

Operating income	$1,659	$1,654	0.3%	$1,634	1.5%	$4,732	$5,002	-5.4%
Operating margin	19.5%	24.5%	-500 bps	19.2%	30 bps	18.7%	25.0%	-630 bps

Declared dividends per share	$0.29	$0.27	7.4%	$0.29	0.0%	$0.85	$0.79	7.6%
Capital expenditures	$886	$768	15.4%	$829	6.9%	$2,465	$2,134	15.5%

Common shares outstanding	1,831	1,831	0.0%	1,832	-0.1%
Book value per share	$13.28	$11.94	11.2%	$13.10	1.4%
Total employees	63,049	63,132	-0.1%	62,524	0.8%

BellSouth Corporation
Normalized Earnings Summary and Reconciliation to Reported Results
(amounts in millions, except per share data)

Third Quarter 2005				Normalizing Items
		Discon-	Contin-				Hurri-
		tinued	uing		Merger	Debt	cane	Sale
		Opera-	Opera-		Integration	Exting.	Related	of
		tions	tions	Cingular	Costs	Costs	Expenses	Cellcom
	GAAP	C	(GAAP-C)	A	E	F	G	I	Normalized

Operating Revenues	$5,072	$-	$5,072	$3,422	$-	$-	$-	$-	$8,494
Operating Expenses	4,101	-	4,101	3,158	(96)	-	(328)	-	6,835
Operating Income	971	-	971	264	96	-	328	-	1,659
Interest Expense	274	-	274	100	-	-	-	-	374
Other Income (Expense), net	512	-	512	(123)	-	-	-	(351)	38
Income from Continuing Operations before Income Taxes	1,209	-	1,209	41	96	-	328	(351)	1,323
Provision for Income Taxes	392	-	392	41	40	-	128	(123)	478
Income from Continuing Operations	817	-	817	-	56	-	200	(228)	845
Income (Loss) from Discontinued Operations, net of tax	-	-	-	-	-	-	-	-	-
Net Income	$817	$0	$817	$0	$56	$0	$200	($228)	$845
Diluted Earnings Per Share	$0.44	$0.00	$0.44	$0.00	$0.03	$0.00	$0.11	($0.12)	$0.46

Year-to-Date 2005				Normalizing Items
		Discon-	Contin-				Hurri-
		tinued	uing		Merger	Debt	cane	Sale
		Opera-	Opera-		Integration	Exting.	Related	of
		tions	tions	Cingular	Costs	Costs	Expenses	Cellcom
	GAAP	C	(GAAP-C)	A	E	F	G	I	Normalized

Operating Revenues	$15,305	$-	$15,305	$10,023	$-	$-	$-	$-	$25,328
Operating Expenses	11,632	-	11,632	9,511	(219)	-	(328)	-	20,596
Operating Income	3,673	-	3,673	512	219	-	328	-	4,732
Interest Expense	850	-	850	319	-	-	-	-	1,169
Other Income (Expense), net	612	-	612	(133)	-	42	-	(351)	170
Income from Continuing Operations before Income Taxes	3,435	-	3,435	60	219	42	328	(351)	3,733
Provision for Income Taxes	1,140	-	1,140	60	100	16	128	(123)	1,321
Income from Continuing Operations	2,295	-	2,295	-	119	26	200	(228)	2,412
Income (Loss) from Discontinued Operations, net of tax	381	(381)	-	-	-	-	-	-	-
Net Income	$2,676	$(381)	$2,295	$0	$119	$26	$200	($228)	$2,412
Diluted Earnings Per Share	$1.46	$(0.21)	$1.25	$0.00	$0.06	$0.01	$0.11	($0.12)	$1.31

BellSouth Corporation
Normalized Earnings Summary and Reconciliation to Reported Results
(amounts in millions, except per share data)

Third Quarter 2004				Normalizing Items
		Discon-	Contin-		Hurri-	Merger
		tinued	uing		cane	Integra-
		Opera-	Opera-		Related	tion/FV	Round-
		tions	tions	Cingular	Expenses	Adj	ing
	GAAP	C	(GAAP-C)	A	G	H		Normalized

Operating Revenues	$5,095	$-	$5,095	$1,664	$-	$-	$1	$6,760
Operating Expenses	3,694	-	3,694	1,479	(38)	(29)	-	5,106
Operating Income	1,401	-	1,401	185	38	29	1	1,654
Interest Expense	220	-	220	56	-	-	-	276
Other Income (Expense), net	136	-	136	(129)	-	-	-	7
Income from Continuing Operations before Income Taxes	1,317	-	1,317	-	38	29	1	1,385
Provision for Income Taxes	465	-	465	-	15	12	-	492
Income from Continuing Operations	852	-	852	-	23	17	1	893
Income (Loss) from Discontinued Operations, net of tax	(53)	53	-	-	-	-	-	-
Net Income	$799	$53	$852	$0	$23	$17	$1	$893
Diluted Earnings Per Share*	$0.44	$0.03	$0.46	$0.00	$0.01	$0.01	$0.01	$0.49
* Normalized earnings per share for third quarter 2004 does not sum due to rounding.

Year-to-Date 2004				Normalizing Items
		Discon-	Contin-			Regu-	Hurri-	Merger
		tinued	uing		Sale	latory	cane	Integra-
		Opera-	Opera-		Of	Settle-	Related	tion/FV	Round-
		tions	tions	Cingular	Sonofon	ment	Expenses	Adj	ing	Normalized
	GAAP	C	(GAAP-C)	A	B	D	G	H

Operating Revenues	$15,154	$-	$15,154	$4,827	$-	$50	$-	$-	$1	$20,032
Operating Expenses	10,953	-	10,953	4,146	-	(3)	(38)	(29)	1	15,030
Operating Income	4,201	-	4,201	681	-	53	38	29	-	5,002
Interest Expense	646	-	646	170	-	-	-	-	-	816
Other Income (Expense), net	990	-	990	(509)	(462)	-	-	-	-	19
Income from Continuing Operations before Income Taxes	4,545	-	4,545	2	(462)	53	38	29	-	4,205
Provision for Income Taxes	1,604	-	1,604	2	(167)	20	15	12	-	1,486
Income from Continuing Operations	2,941	-	2,941	-	(295)	33	23	17	-	2,719
Income (Loss) from Discontinued Operations, net of tax	453	(453)	-	-	-	-	-	-		-
Net Income	$3,394	($453)	$2,941	$0	($295)	$33	$23	$17	$0	$2,719
Diluted Earnings Per Share	$1.85	($0.25)	$1.60	$0.00	($0.16)	$0.02	$0.01	$0.01	($0.00)	$1.48

BellSouth Corporation
Notes to Normalized Financial and Operating Data (pages 3 and 4)
(amounts in millions, except per share data)

Our normalized earnings have been adjusted for the following:

(a)

The periods presented have been adjusted to include our 40% proportional share of Cingular Wireless' operating results, net of eliminations for amounts charged by other BellSouth companies to Cingular.

(b) Gain related to the sale of our operations in Denmark.

(c)

Discontinued Operations - In March 2004, we announced our intention to sell our Latin American properties. Accordingly, the prior period results have been recast to reflect the Latin American operations as Discontinued Operations and thus excluded from normalized results. The first quarter 2005 results include an after-tax gain of $390 related to the final 2 of the 10 properties that were closed in January.

(d) Regulatory Settlement - In April 2004, BellSouth entered into a settlement agreement with respect to previously disclosed litigation (See 2004 10K for further discussion).

(e)

Wireless merger integration costs – Represents BellSouth’s 40% share of tax-effected wireless merger integration costs of $105 incurred during the 1st quarter 2005, $204 incurred during 2nd quarter 2005 and $240 incurred during 3rd quarter 2005 in connection with the Cingular/AWE merger. Integration costs include one-time cash outlays or specified non-cash charges, including accelerated depreciation, directly related to rationalization of the wireless network, sales distribution channels, the workforce, information technology systems and real estate.

(f)

Debt extinguishment costs - Represents one-time expenses associated with the early extinguishment of $400 of long-term debt in 1st quarter 2005 and one-time expenses associated with the early extinguishment of $300 of long-term debt in 2nd quarter 2005.

(g)

Hurricane-related expenses - Represents 3rd quarter 2005 Hurricane Katrina-related charges of $200 after-tax and consists of asset impairment charges (based on preliminary damage assessments), incremental labor and material costs related to service restoration and network repairs, and incremental uncollectible expense. These expenses are comprised of charges related to BellSouth's wireline business and its 40% share of Cingular Wireless. Third quarter 2004 charges represent incremental labor and material costs in the wireline business due to Hurricanes Charley, Frances, Ivan and Jeanne.

(h)

Wireless merger integration planning costs and fair value adjustment - Represents BellSouth's 40% share of tax-effected wireless merger integration planning costs of $43 incurred during the 3rd quarter of 2004 in preparation for the Cingular/AWE merger. Also includes a $31 fair value adjustment for the announced sale of Cingular Interactive.

(i) Gain related to the sale of Cellcom, a cellular communications operator in Israel.

BellSouth Corporation
Consolidated Balance Sheets (unaudited)
(amounts in millions, except per share data)

	Sept. 30,	Dec. 31,	Change vs.	June 30,	Change vs.
	2005	2004	Prior Year	2005	Prior Quarter

Assets
Current Assets:
Cash and cash equivalents	$2,030	$680	$1,350	$485	$1,545
Short-term investments	0	16	(16)	0	0
Accounts receivable, net of allowance for uncollectibles of $297, $317 and $287	2,443	2,559	(116)	2,480	(37)
Material and supplies	336	321	15	335	1
Other current assets	859	1,055	(196)	951	(92)
Assets of discontinued operations	0	1,068	(1,068)	0	0
Total Current Assets	5,668	5,699	(31)	4,251	1,417

Investment in and advances to Cingular Wireless	21,084	22,771	(1,687)	21,952	(868)
Property, plant and equipment, net	21,670	22,039	(369)	21,853	(183)
Other assets	7,611	7,400	211	7,741	(130)
Intangible assets, net	1,517	1,587	(70)	1,529	(12)
Total Assets	$57,550	$59,496	($1,946)	$57,326	$224

Liabilities and Shareholders’ Equity
Current Liabilities:
Debt maturing within one year	$2,582	$5,475	($2,893)	$3,293	($711)
Accounts payable	1,030	1,047	(17)	1,027	3
Other current liabilities	4,081	3,018	1,063	3,444	637
Liabilities of discontinued operations	0	830	(830)	0	0
Total Current Liabilities	7,693	10,370	(2,677)	7,764	(71)

Long-Term Debt	14,374	15,108	(734)	14,399	(25)

Noncurrent Liabilities:
Deferred income taxes	6,465	6,492	(27)	6,594	(129)
Other noncurrent liabilities	4,704	4,460	244	4,575	129
Total Noncurrent Liabilities	11,169	10,952	217	11,169	0

Shareholders’ Equity:
Common stock, $1 par value	2,020	2,020	0	2,020	0
Paid-in capital	7,861	7,840	21	7,836	25
Retained earnings	20,326	19,267	1,059	20,053	273
Accumulated other comprehensive income	(28)	(157)	129	(70)	42
Shares held in trust and treasury	(5,865)	(5,904)	39	(5,845)	(20)
Total Shareholders’ Equity	24,314	23,066	1,248	23,994	320
Total Liabilities and Shareholders’ Equity	$57,550	$59,496	($1,946)	$57,326	$224

BellSouth Corporation
Consolidated Statements of Cash Flows (unaudited)
(amounts in millions, except per share data)

				Year-To-Date
	3Q05	3Q04	2Q05	2005	2004

Cash Flows from Operating Activities:
Income from Continuing Operations	$817	$852	$795	$2,295	$2,941
Adjustments to income from continuing operations:
Depreciation and amortization	922	908	916	2,756	2,720
Provision for uncollectibles	93	90	80	258	285
Net losses (earnings) of equity affiliates	(97)	(73)	(68)	(85)	(328)
Deferred income taxes	(66)	137	162	51	740
Asset Impairments	166	-	-	166	-
Pension income	(133)	(121)	(133)	(399)	(363)
Stock-based compensation expense	22	29	23	70	87
Loss on extinguishment of debt	-	14	20	42	14
(Gain) loss on sale/disposal of operations	(351)	-	-	(351)	(462)
Net change in:
Accounts receivable and other current assets	(11)	(147)	(79)	(174)	(271)
Accounts payable and other current liabilities	618	(79)	368	1,009	24
Deferred charges and other assets	(39)	29	(60)	(79)	(33)
Other liabilities and deferred credits	133	34	101	337	67
Other reconciling items, net	40	18	3	38	67
Net cash provided by operating activities	2,114	1,691	2,128	5,934	5,488

Cash Flows from Investing Activities:
Capital expenditures	(886)	(768)	(829)	(2,465)	(2,134)
Purchase of short-term investments	(76)	(1,364)	-	(88)	(3,210)
Proceeds from sale of short-term investments	76	3,403	-	104	4,439
Investments in debt and equity securities	(53)	(87)	(71)	(156)	(503)
Net short term (advances to) repayments from Cingular	-	-	266	666	-
Proceeds from sale of securities and operations	656	6	15	1,600	565
Proceeds from repayment of loans and advances	949	20	121	1,072	129
Settlement of derivatives on advances	-	-	-	-	(17)
Other investing activities, net	(25)	(8)	(9)	(39)	(3)
Net cash provided by (used for) investing activities	641	1,202	(507)	694	(734)

Cash Flows from Financing Activities:
Net borrowing (repayments) of short-term debt	(480)	73	(556)	(2,110)	(266)
Proceeds from long-term debt	-	2,993	-	-	3,689
Repayments of long-term debt	(233)	(524)	(605)	(1,500)	(745)
Dividends paid	(532)	(493)	(494)	(1,520)	(1,407)
Purchase of treasury shares	(54)	-	(6)	(137)	(99)
Other financing activities, net	89	(3)	9	104	48
Net cash used for financing activities	(1,210)	2,046	(1,652)	(5,163)	1,220

Net Increase/(Decrease) in Cash from Continuing Operations	1,545	4,939	(31)	1,465	5,974
Net Increase/(Decrease) in Cash from Discontinued Operations	-	84	-	(115)	(101)
Net Increase/(Decrease) in Cash and Cash Equivalents	1,545	5,023	(31)	1,350	5,873
Cash and Cash Equivalents at Beginning of Period	485	3,797	516	680	2,947
Cash and Cash Equivalents at End of Period	$2,030	$8,820	$485	$2,030	$8,820

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Communications Group(1)

						Year-To-Date
	3Q05	3Q04	Growth	2Q05	Growth	2005	2004	Growth

Operating Revenues
Voice	$3,136	$3,121	0.5%	$3,155	-0.6%	$9,445	$9,444	0.0%
Data	1,166	1,144	1.9%	1,165	0.1%	3,491	3,350	4.2%
Other	286	353	-19.0%	305	-6.2%	895	980	-8.7%
Total Operating Revenues	4,588	4,618	-0.6%	4,625	-0.8%	13,831	13,774	0.4%
Operating Expenses
Cost of services and products	1,860	1,778	4.6%	1,850	0.5%	5,563	5,243	6.1%
Selling, general, & administrative expenses	793	731	8.5%	775	2.3%	2,306	2,234	3.2%
Depreciation and amortization	914	901	1.4%	910	0.4%	2,734	2,700	1.3%
Total Operating Expenses	3,567	3,410	4.6%	3,535	0.9%	10,603	10,177	4.2%
Segment Operating Income	1,021	1,208	-15.5%	1,090	-6.3%	3,228	3,597	-10.3%
Interest Expense	94	95	-1.1%	100	-6.0%	292	278	5.0%
Other Income (Expense), net	14	9	55.6%	20	-30.0%	45	18	150.0%
Income Before Income Taxes	941	1,122	-16.1%	1,010	-6.8%	2,981	3,337	-10.7%
Provision for Income Taxes	330	406	-18.7%	350	-5.7%	1,046	1,209	-13.5%
Segment Net Income (1)	$611	$716	-14.7%	$660	-7.4%	$1,935	$2,128	-9.1%

Selected Financial and Operating Data

(amounts in millions)
Segment operating income	$1,021	$1,208	-15.5%	$1,090	-6.3%	$3,228	$3,597	-10.3%
Segment operating margin	22.3%	26.2%	-390 bps	23.6%	-130 bps	23.3%	26.1%	-280 bps

Long distance revenues	$608	$524	16.0%	$580	4.8%	$1,766	$1,443	22.4%

Switched Access MOUs	15,511	17,128	-9.4%	15,617	-0.7%	47,279	53,602	-11.8%
BSLD MOUs	6,660	5,673	17.4%	6,301	5.7%	18,972	15,245	24.4%
Total Access minutes of use	22,171	22,801	-2.8%	21,918	1.2%	66,251	68,847	-3.8%

Capital expenditures	$878	$759	15.7%	$826	6.3%	$2,446	$2,111	15.9%
(amounts in thousands)
Wholesale lines	2,453	3,077	-20.3%	2,665	-8.0%
DSL customers	2,678	1,872	43.1%	2,473	8.3%
LD customers	6,993	5,663	23.5%	6,771	3.3%

Consumer ARPU (3)	$58.53	$56.65	3.3%	$58.39	0.2%

BellSouth Corporation
Results by Segment (unaudited)
Supplemental Operating Data (in thousands)

Communications Group – Network Access Lines in Service Reported (a)

	3Q05	3Q04	Growth	2Q05	Growth
Access lines
Residence
Retail
Primary	11,465	11,815	-3.0%	11,595	-1.1%
Additional	1,206	1,388	-13.1%	1,257	-4.1%
Total Retail Residence	12,671	13,203	-4.0%	12,852	-1.4%
Wholesale
Resale	167	115	45.2%	151	10.6%
UNE-P	1,507	2,082	-27.6%	1,689	-10.8%
Total Wholesale Residence	1,674	2,197	-23.8%	1,840	-9.0%
Total Residence	14,345	15,400	-6.9%	14,692	-2.4%

Business
Retail
Total Retail Business	5,289	5,258	0.6%	5,252	0.7%
Wholesale
Resale	59	66	-10.6%	59	0.0%
UNE-P	658	753	-12.6%	701	-6.1%
Total Wholesale Business	717	819	-12.5%	760	-5.7%
Total Business	6,006	6,077	-1.2%	6,012	-0.1%

Other Retail/Wholesale Lines
Retail	33	38	-13.2%	31	6.5%
Wholesale	62	61	1.6%	65	-4.6%
Total Other Retail/Wholesale Lines	95	99	-4.0%	96	-1.0%

Total Access Lines in Service	20,446	21,576	-5.2%	20,800	-1.7%

ISDN line equivalents
Residence	7	10	-30.0%	7	0.0%
Business	1,440	1,462	-1.5%	1,421	1.3%
Total ISDN Adjusted ALIS	21,893	23,048	-5.0%	22,228	-1.5%
Access Line Equivalents (b)
Selected digital data services:
Unbundled Loops	308	326	-5.5%	298	3.4%
DS0 and ADSL	16,300	11,493	41.8%	15,079	8.1%
DS1	8,163	7,594	7.5%	8,028	1.7%
DS3 & higher	33,638	32,643	3.0%	32,861	2.4%
Total digital data lines in service	58,409	52,056	12.2%	56,266	3.8%

Total equivalent access lines in service	80,302	75,104	6.9%	78,494	2.3%

(a)	Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.
(b)

Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, revenue growth rates cannot be compared to line growth rates on an equivalent basis.

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Domestic Wireless Segment (1) (a)

						Year-To-Date
	3Q05	3Q04	Growth	2Q05	Growth	2005	2004	Growth

Operating Revenues
Service revenues (2)	$3,089	$1,548	99.5%	$3,087	0.1%	$9,144	$4,515	102.5%
Equipment and other revenues	410	168	144.0%	356	15.2%	1,090	463	135.4%
Total Operating Revenues	3,499	1,716	103.9%	3,443	1.6%	10,234	4,978	105.6%
Operating Expenses
Cost of services and products	1,395	665	109.8%	1,401	-0.4%	4,171	1,851	125.3%
Selling, general, & administrative expenses	1,128	609	85.2%	1,151	-2.0%	3,438	1,742	97.4%
Depreciation and amortization	579	229	152.8%	608	-4.8%	1,857	676	174.7%
Total Operating Expenses	3,102	1,503	106.4%	3,160	-1.8%	9,466	4,269	121.7%
Segment Operating Income	397	213	86.4%	283	40.3%	768	709	8.3%
Interest Expense	122	80	52.5%	130	-6.2%	387	239	61.9%
Other Income (Expense), net	(9)	(46)	80.4%	(4)	-125.0%	(9)	(145)	93.8%
Income Before Income Taxes	266	87	205.7%	149	78.5%	372	325	14.5%
Provision for Income Taxes	117	33	254.5%	72	62.5%	179	123	45.5%
Segment Net Income (1)	$149	$54	175.9%	$77	93.5%	$193	$202	-4.5%

Selected Financial and Operating Data

(amounts in millions, except customer data in thousands)
Segment operating income	$397	$213	86.4%	$283	40.3%	$768	$709	8.3%
Segment operating margin	11.3%	12.4%	-110 bps	8.2%	310 bps	7.5%	14.2%	-670 bps
Cellular/PCS Operating Metrics (100% Cingular):
Total Customers	52,292	25,672	103.7%	51,442	1.7%	52,292	25,672	103.7%
Net Customer Additions	867	657	32.0%	952	-8.9%	3,186	1,639	94.4%
Partitioned Customers and/or Adjustments	(17)	(29)	41.4%	140	-112.1%	(26)	6	N/M*
Churn	2.3%	2.8%	-50 bps	2.2%	10 bps	2.2%	2.7%	-50 bps
Wireless Service ARPU (3)	$49.65	$50.25	-1.2%	$50.51	-1.7%	$49.92	$49.78	0.3%
Minutes of Use Per Subscriber (4)	727	598	21.6%	705	3.1%	692	565	22.5%
Licensed POPs (5)	294	243	21.0%	294	0.0%	294	243	21.0%
Penetration (5)	18.3%	11.4%	690 bps	18.0%	30 bps	18.3%	11.4%	690 bps
* - Not meaningful.

PROFORMA	3Q05	3Q04	Growth	2Q05	Growth

Service Revenue	3,089	2,960	4.4%	3,087	0.1%
Total Revenue (40%)	3,499	3,295	6.2%	3,443	1.6%
Net Adds (100%)	867	808	7.3%	952	-8.9%
ARPU	$49.65	$52.38	-5.2%	$50.51	-1.7%

(a) The domestic wireless segment is comprised of BellSouth’s 40% share of the reported results of Cingular Wireless.

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Advertising & Publishing (1)

						Year-To-Date
	3Q05	3Q04	Growth	2Q05	Growth	2005	2004	Growth

Operating Revenues
Advertising and publishing revenues	$477	$471	1.3%	$481	-0.8%	$1,433	$1,403	2.1%
Commission revenues	32	27	18.5%	50	-36.0%	98	88	11.4%
Total Operating Revenues	509	498	2.2%	531	-4.1%	1,531	1,491	2.7%
Operating Expenses
Cost of services	94	89	5.6%	99	-5.1%	283	259	9.3%
Selling, general, & administrative expenses	175	173	1.2%	180	-2.8%	518	496	4.4%
Depreciation and amortization	7	7	0.0%	7	0.0%	21	21	0.0%
Total Operating Expenses	276	269	2.6%	286	-3.5%	822	776	5.9%
Segment Operating Income	233	229	1.7%	245	-4.9%	709	715	-0.8%
Interest Expense	3	2	50.0%	2	50.0%	8	6	33.3%
Other Income (Expense), net	-	-	N/M*	1	-100.0%	-	1	-100.0%
Income Before Income Taxes	230	227	1.3%	244	-5.7%	701	710	-1.3%
Provision for Income Taxes	84	86	-2.3%	90	-6.7%	260	272	-4.4%
Segment Net Income (1)	$146	$141	3.5%	$154	-5.2%	$441	$438	0.7%

Segment operating income	$233	$229	1.7%	$245	-4.9%	$709	$715	-0.8%
Segment operating margin	45.8%	46.0%	-20 bps	46.1%	-30 bps	46.3%	48.0%	-170 bps
* - Not meaningful.

BellSouth Corporation
Notes

(1)

Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Certain intersegment revenues are not eliminated for purposes of management reporting.

(2)

Wireless service revenues includes activation fees, access, airtime, roaming, long distance and value added services. Roaming revenues are included on a gross basis for the Domestic Wireless segment. Average monthly revenue per customer is calculated by dividing average monthly service revenue by average customers.

(3)	Management uses average revenue per unit (ARPU) as an indicator of operating performance of the business.
Consumer ARPU is defined as consumer revenues during the period divided by average primary access lines during the period.

Wireless Service ARPU - Cellular/PCS is defined as Cellular/PCS service revenues during the period divided by average Cellular/PCS subscribers during the period. This metric is used to compare the recurring revenue amounts being generated on our network to prior periods and internal targets. We believe that each of these metrics provides useful information concerning the performance of our initiatives to attract and retain high value customers and the use of our network.

(4)

Total Minutes of Use per Cellular/PCS Subscriber definition was changed effective with the 2Q05 reporting period. Prior to the change, the numerator was defined as Local Minutes of Use. Effective with this change, the numerator is now defined as including Local Minutes of Use and Outcollect Minutes of Use.

(5)

Licensed POPs refers to the number of people residing in areas where Cingular and its partners have licenses to provide cellular or PCS service including areas where Cingular has not yet commenced service. Penetration calculation for 2Q05 and 3Q05 is based on licensed "operational" POPs of 286 million for each quarter. POPs used for the rate of penetration calculation excludes international.

BellSouth Corporation
Non-GAAP Measures – Reconciliation (amounts in millions) (unaudited)
Segment Net Income Reconciliation to GAAP Net Income				Year-to-Date
	3Q05	3Q04	2Q05	2005	2004
Communications group segment net income	$611	$716	$660	$1,935	$2,128
Domestic wireless group segment net income	149	54	77	193	202
Advertising and publishing group segment net income	146	141	154	441	438
Corporate, eliminations and other	(61)	(18)	(42)	(157)	(49)
Normalized net income	845	893	849	2,412	2,719
Add back Excluded non-recurring or non-operational items (a)	(28)	(94)	(54)	264	675
Consolidated GAAP net income	$817	$799	$795	$2,676	$3,394

Free Cash Flow				Year-to-Date
	3Q05	3Q04	2Q05	2005	2004
Net cash provided by operating activities	$2,114	$1,691	$2,128	$5,934	$5,488
Less Capital Expenditures	(886)	(768)	(829)	(2,465)	(2,134)
Operating Free Cash Flow	$1,228	$923	$1,299	$3,469	$3,354

Net Debt	Sept. 30,	Dec. 31,	June 30,
	2005	2004	2005
Total Debt	$16,956	$20,583	$17,692
Less Cash	(2,030)	(680)	(485)
Net Debt	$14,926	$19,903	$17,207

Communications Group Operating Income before Depreciation and Amortization				Year-to-Date
	3Q05	3Q04	2Q05	2005	2004
Operating Revenues	$4,588	$4,618	$4,625	$13,831	$13,774
Operating Income	1,021	1,208	1,090	3,228	3,597
Add back Depreciation and amortization	914	901	910	2,734	2,700
Operating Income before Depreciation and Amortization	$1,935	$2,109	$2,000	$5,962	$6,297
Margin	42.2%	45.7%	43.2%	43.1%	45.7%

Domestic Wireless Operating Income before Depreciation and Amortization				Year-to-Date
	3Q05	3Q04	2Q05	2005	2004
Service revenues	$3,089	$1,548	$3,087	$9,144	$4,515
Equipment and other revenues	410	168	356	1,090	463
Operating revenues	3,499	1,716	3,443	10,234	4,978
Operating income	397	213	283	768	709
Operating Margin (Operating income divided by operating revenues) (b)	11.3%	12.4%	8.2%	7.5%	14.2%
Add back Depreciation and amortization	579	229	608	1,857	676
Operating income before Depreciation and Amortization	$976	$442	$891	$2,625	$1,385
Margin (Operating income before Depr & Amort divided by service revenues) (b)	31.6%	28.6%	28.9%	28.7%	30.7%

Domestic Wireless Proforma Revenue	3Q05	3Q04	2Q05
Operating Revenue	$3,499	$1,716	$3,443
Add back Proforma Adjustments (c)	-	1,579	-
Total Operating Revenue (Proforma)	$3,499	$3,295	$3,443

Domestic Wireless Proforma ARPU	3Q05	3Q04	2Q05
Service revenues	$3,089	$1,548	$3,087
Less Mobitex data revenues	7	22	8
Add back Proforma Adjustments (c)	-	1,412	-
Service revenue used to calculate Proforma ARPU	$3,082	$2,938	$3,079
ARPU (Proforma)	$49.65	$52.38	$50.51
(a) See pages 3 and 4 for detail of excluded items
(b) Margin calculations for our domestic wireless segment represents 40% of Cingular’s margin calculations adjusted for related normalized items as presented on pages 3-4.
(c) These adjustments are consistent in nature with those set forth in Cingular’s Form 8-K/A dated November 29, 2004.

BellSouth Corporation
Hurricane Katrina Revenue Impacts
(amounts in millions, except per share data)
Communications Group:
						Year-to-Date
	3Q05	3Q04	Growth	2Q05	Growth	2005	2004	Growth

As reported (with Katrina customer bill credits):
Operating revenues	$4,588	$4,618	-0.6%	$4,625	-0.8%	$13,831	$13,774	0.4%
Operating income	$1,021	$1,208	-15.5%	$1,090	-6.3%	$3,228	$3,597	-10.3%
Operating margin	22.3%	26.2%	-390 bps	23.6%	-130 bps	23.3%	26.1%	-280 bps

Pro forma (without Katrina customer bill credits):
Operating revenues	$4,632	$4,618	0.3%	$4,625	0.2%	$13,875	$13,774	0.7%
Operating income	$1,065	$1,208	-11.8%	$1,090	-2.3%	$3,272	$3,597	-9.0%
Operating margin	23.0%	26.2%	-320 bps	23.6%	-60 bps	23.6%	26.1%	-250 bps

Impact of Hurricane Katrina bill credits on:
Operating revenues	$(44)	$-	-100 bps	$-	-100 bps	$(44)	$-	-30 bps
Operating income	$(44)	$-	-360 bps	$-	-400 bps	$(44)	$-	-120 bps
Operating margin	-0.7%	0.0%	-70 bps	0.0%	-70 bps	-0.3%	0.0%	-30 bps

Domestic Wireless:
						Year-to-Date
	3Q05	3Q04	Growth	2Q05	Growth	2005	2004	Growth

As reported (with Katrina customer bill credits):
Operating revenues	$3,499	$1,716	103.9%	$3,443	1.6%	$10,234	$4,978	105.6%
Operating income	$397	$213	86.4%	$283	40.3%	$768	$709	8.3%
Operating margin	11.3%	12.4%	-110 bps	8.2%	310 bps	7.5%	14.2%	-670 bps

Pro forma (without Katrina customer bill credits):
Operating revenues	$3,511	$1,716	104.6%	$3,443	2.0%	$10,246	$4,978	105.8%
Operating income	$409	$213	92.0%	$283	44.5%	$780	$709	10.0%
Operating margin	11.6%	12.4%	-80 bps	8.2%	340 bps	7.6%	14.2%	-660 bps

Impact of Hurricane Katrina bill credits on:
Operating revenues	$(12)	$-	-70 bps	$-	-30 bps	$(12)	$-	-20 bps
Operating income	$(12)	$-	-560 bps	$-	-420 bps	$(12)	$-	-170 bps
Operating margin	-0.3%	0.0%	-30 bps	0.0%	-30 bps	-0.1%	0.0%	-10 bps

Advertising & Publishing:
						Year-to-Date
	3Q05	3Q04	Growth	2Q05	Growth	2005	2004	Growth

As reported (with Katrina customer bill credits):
Operating revenues	$509	$498	2.2%	$531	-4.1%	$1,531	$1,491	2.7%
Operating income	$233	$229	1.7%	$245	-4.9%	$709	$715	-0.8%
Operating margin	45.8%	46.0%	-20 bps	46.1%	-30 bps	46.3%	48.0%	-170 bps

Pro forma (without Katrina customer bill credits):
Operating revenues	$516	$498	3.6%	$531	-2.8%	$1,538	$1,491	3.2%
Operating income	$240	$229	4.8%	$245	-2.0%	$716	$715	0.1%
Operating margin	46.5%	46.0%	50 bps	46.1%	40 bps	46.6%	48.0%	-140 bps

Impact of Hurricane Katrina bill credits on:
Operating revenues	$(7)	$-	-140 bps	$-	-130 bps	$(7)	$-	-50 bps
Operating income	$(7)	$-	-310 bps	$-	-290 bps	$(7)	$-	-100 bps
Operating margin	-0.7%	0.0%	-70 bps	0.0%	-70 bps	-0.3%	0.0%	-30 bps